Exhibit 22.2

Owens & Minor, Inc.

List of Subsidiaries Pledged as Collateral

The following table lists the pledged subsidiaries of Owens & Minor, Inc.’s 2024 Notes that constitute collateral (together, “the Collateral Group”) as of June 30, 2024:

Entity

Owens & Minor, Inc.

Owens & Minor Distribution, Inc.

Owens & Minor Medical, Inc.

Barista Acquisition I, LLC

Barista Acquisition II, LLC

O&M Halyard, Inc.

O&M Byram Holding, GP

Byram Holdings I, Inc.

Byram Healthcare Centers, Inc.

Owens & Minor International Logistics, Inc.

AVID Medical, Inc., a Delaware corporation

Clinical Care Services, L.L.C., a Utah limited liability company

Diabetes Specialty Center, L.L.C., a Utah limited liability company

Fusion 5 Inc., a Delaware corporation

Halyard North Carolina, LLC, a North Carolina limited liability company

Medical Action Industries, Inc., a Delaware corporation

O&M Worldwide, LLC, a Virginia limited liability company

Owens & Minor Global Resources, LLC, a Virginia limited liability company

O&M Halyard Canada Inc.

O&M Halyard Honduras S.A. de C.V.

O&M Halyard Mexico S. del R.L. de C.V.

O&M Brasil Consultoria Ltda

La Ada de Acuna-S. de R.L. de C.V.

O&M Halyard UK Limited

O&M Halyard France

O&M Halyard Germany GMBH

O&M Halyard Netherlands B.V.

O and M Halyard South Africa Pty Ltd

Mira MEDsource Holding Company Limited

Mira MEDsource (Shanghai) Co., LTD

O&M International Healthcare C.V.

Owens & Minor Ireland Unlimited Company

ArcRoyal Holdings Unlimited Company

ArcRoyal Unlimited Company

Owens & Minor Global Services Unlimited Company

O&M Healthcare Italia S.R.L.

O&M Halyard Belgium

O&M Halyard Australia PYT LTD

O&M Halyard Singapore PTE Ltd

O&M Halyard Ireland Limited

O&M Halyard Japan GK

O&M Halyard Health India Private Limited

Safeskin Medical & Scientific (Thailand) Ltd.

Halyard Malaysia SND BHD

Apria, Inc.

Apria Healthcare Group LLC

Central Repository Contracting LLC

Apria Healthcare LLC

Apria Holdco LLC

CPAP Sleep Stores, LLC

DMEHUB LLC

Healthy Living Home Medical LLC

Lofta

American Contract Systems, Inc.

Owens & Minor India Private Limited

Owens & Minor Ventures, LLC

Tally Surgical Investment Holdings, LLC